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                                                                   EXHIBIT 23.01


CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Quintiles Transnational Corp:

As independent public accountants, we hereby consent to the incorporation of our report included in this Form 10-K, into the Company's previously filed Registration Statement Nos. 33-91026 on Form S-8, 333-03603 on Form S-8, 333-16553 on Form S-8, 333-40493 on Form S-8, 333-60797 on Form S-8, 333-19009
on Form S-3, 333-28919 on Form S-3, 333-38181 on Form S-3, 333-40497 on Form
S-3, 333-48403 on Form S-3, 333-65743 on Form S-3, 333-72495 on Form S-4,
333-72545 on Form S-4, and 333-75183 on Form S-8.

/s/ ARTHUR ANDERSEN LLP


Raleigh, North Carolina
March 30, 1999